Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.696.2960

Contacts:	Media	Investors
	Kelly McAndrew +1 (914) 323-5969	Matt Latino +1 (914) 323-5821
	Kelly.McAndrew@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports eight percent increase in organic revenue and orders, and strong double-digit growth in 2nd quarter 2018 earnings

•	Second quarter 2018 reported net income was $115 million or $0.64 per share; Adjusted net income for the quarter was $131 million or $0.73 per share, up 24 percent versus the prior year period

•	Xylem delivered $1.3 billion in second quarter 2018 revenue, up 13 percent year-over-year including the impact of foreign exchange and acquisitions

•	Reported and adjusted EBITDA margin increased 80 and 70 basis points, respectively

•	Second quarter free cash flow conversion increased 800 basis points year-over-year

RYE BROOK, N.Y., July 31, 2018 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported second quarter 2018 net income of $115 million, or $0.64 per share. Excluding the impact of restructuring, realignment and other special items, the Company delivered adjusted net income of $131 million or $0.73 per share in the quarter, a 24-percent increase over the prior year period. Second quarter revenue was $1.3 billion, up 13 percent including the impact of foreign exchange and acquisitions. Revenue for the quarter increased eight percent on an organic basis, driven by double-digit growth in utilities and continued strength in the industrial and commercial end markets across nearly all major geographies. Orders increased eight percent organically in the quarter. Adjusted earnings before interest, tax, depreciation and amortization (EBITDA) margin improved by 70 basis points year-over-year to 19.3 percent driven by volume leverage and savings from productivity initiatives. Reported operating margin in the quarter was 13 percent and adjusted operating margin increased 70 basis points year-over-year to 13.8 percent, including a 20-basis-point negative impact due to purchase accounting amortization.

Patrick Decker, President and Chief Executive Officer of Xylem, said, “Our second quarter results were very strong as our team continued to successfully execute on our strategy to generate consistent, profitable growth. Once again, we delivered high single-digit organic growth in revenue and orders globally, reflecting solid growth in each of the major geographic markets in which we operate. We are capturing share in the utilities end market where strong orders and backlog growth reflect continued momentum. As we indicated previously, we began implementing price increases earlier this year and I’m pleased with the traction we’ve gained in the marketplace. Our ability to successfully realize meaningful pricing impact, while continuing to execute our productivity initiatives, has and will continue to help us mitigate higher input costs from inflationary pressures and tariffs. Our strong operational performance in the first half of the year and continued momentum underpins our confidence in our updated expectations for the full year.”

Updated Full-year 2018 Outlook
Xylem now forecasts full-year 2018 revenue of approximately $5.2 billion, up more than 10 percent versus the prior year, including growth from previously announced acquisitions. On an organic basis, Xylem now anticipates revenue growth in the range of six to seven percent.
The Company has narrowed the range of its full-year 2018 earnings expectations. Reflected in this expectation is $0.04 of operational improvement driven by stronger operational execution and price realization offset by the impact of a strengthening dollar and divestiture of a non-core business. Full-year 2018 adjusted operating margin is now expected to be in the range of 13.9 to 14.2 percent, resulting in adjusted earnings per share of $2.85 to $2.95. This represents an increase of 19 to 23 percent from Xylem’s 2017 adjusted results. The Company’s adjusted earnings outlook excludes projected integration, restructuring and realignment costs, which now are expected to be approximately $45 million for the year. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Second Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses serving clean water delivery, wastewater transport and treatment, and dewatering.

•
Second quarter 2018 revenue was $546 million, up 11 percent organically compared with second quarter 2017. This growth includes strong results in the utilities end market, particularly in the U.S., which was up 13 percent in the quarter. Large project deliveries along with strong aftermarket performance drove a nearly 30 percent year-over-year increase in the Company’s treatment business. The industrial end market also continued to show solid growth, reflecting solid global demand in dewatering.

•
Second quarter reported operating income for the segment was $92 million. Adjusted operating income for the segment, which excludes $5 million of restructuring and realignment costs, was $97 million, a 23-percent increase over the same period a year ago. Adjusted EBITDA margin for the Water Infrastructure segment increased 80 basis points to 20.1 percent. Reported operating margin for the segment was 16.8 percent, up 140 basis points versus the prior year, and adjusted operating margin increased 140 basis points to 17.8 percent. This growth reflects volume leverage, productivity gains and price realization, partially offset by inflation and a higher mix of treatment project deliveries.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, and industrial applications.

•
Second quarter 2018 Applied Water revenue was $388 million, a six-percent increase organically year-over-year. This performance reflects solid growth in the U.S. in both the industrial and commercial sectors, and double-digit growth in Emerging Markets. Increased project business as well as continued commercial growth drove a double-digit increase in China.

•
Second quarter reported operating income for the segment was $61 million and adjusted operating income, which excludes $2 million of restructuring and realignment costs, was $63 million, a 19-percent increase over the comparable period last year. Adjusted EBITDA margin for the Applied Water segment was 18 percent, an increase of 110 basis points over the prior year. Reported operating margin was 15.7 percent, up 240 basis points year-over-year, and adjusted operating margin increased 150 basis points to 16.2 percent as volume leverage, productivity initiatives and price realization more than offset inflation and unfavorable mix.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses in smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation.

•
Second quarter 2018 Measurement & Control Solutions revenue was $383 million, up eight percent organically versus the prior year period. This reflects solid growth in the Sensus business, up high single digits year-over-year, driven by large project deployments in the energy sector in North America. Revenue in Xylem’s analytics business increased six percent organically in the quarter.

•
Second quarter reported operating income for the segment was $31 million, and adjusted operating income, which excludes $4 million of restructuring and realignment costs and acquisition-related costs, was $35 million, a three-percent increase over the prior-year period. Adjusted EBITDA margin for the Measurement & Control Solutions segment decreased 140 basis points to 18.5 percent. Reported operating margin for the segment was 8.1 percent. The benefits of volume leverage were more than offset by the negative impact of mix driven by large deployments in the energy business as well as the funding of strategic R&D and commercial investments to accelerate growth and higher purchase accounting amortization. This resulted in a 150-basis-point decrease in adjusted operating margin to 9.1 percent.

Supplemental information on Xylem’s second quarter 2018 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.
About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s more than 16,500 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York with 2017 revenue of $4.7 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.
These forward-looking statements include statements about the capitalization of Xylem Inc. (the “Company”), the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements. Factors that could cause results to differ materially from those anticipated include: economic, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers and embargoes that could affect customer markets, and non-compliance with laws, including foreign corrupt practice laws, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; ability to retain and attract key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; governmental investigations; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission. Forward-looking statements made herein are based on information currently available to the Company. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Six Months
For the period ended June 30,	2018	2017	2018	2017
Revenue	$1,317	$1,164	$2,534	$2,235
Cost of revenue	798	707	1,555	1,366
Gross profit	519	457	979	869
Selling, general and administrative expenses	293	270	589	542
Research and development expenses	50	44	91	86
Restructuring and asset impairment charges, net	5	6	15	18
Operating income	171	137	284	223
Interest expense	21	21	42	41
Other non-operating income (expense), net	2	5	5	4
(Loss) gain from sale of business	(2)	—	(2)	5
Income before taxes	150	121	245	191
Income tax expense	35	21	51	35
Net income	$115	$100	$194	$156
Less: Net loss attributable to non-controlling interests	—	1	—	1
Net income attributable to Xylem	115	99	194	155
Earnings per share:
Basic	$0.64	$0.55	$1.08	$0.87
Diluted	$0.64	$0.55	$1.07	$0.86
Weighted average number of shares:
Basic	179.8	179.6	179.8	179.6
Diluted	181.0	180.6	181.2	180.6
Dividends declared per share	$0.2100	$0.1800	$0.4200	$0.3600

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	June 30, 2018	December 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$321	$414
Receivables, less allowances for discounts and doubtful accounts of $31 and $35 in 2018 and 2017, respectively	1,019	956
Inventories	598	524
Prepaid and other current assets	168	177
Total current assets	2,106	2,071
Property, plant and equipment, net	643	643
Goodwill	2,996	2,768
Other intangible assets, net	1,269	1,168
Other non-current assets	218	210
Total assets	$7,232	$6,860
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$580	$549
Accrued and other current liabilities	536	551
Short-term borrowings and current maturities of long-term debt	361	—
Total current liabilities	1,477	1,100
Long-term debt	2,179	2,200
Accrued postretirement benefits	426	442
Deferred income tax liabilities	288	252
Other non-current accrued liabilities	333	347
Total liabilities	4,703	4,341
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 192.8 shares and 192.3 shares in 2018 and 2017, respectively	2	2
Capital in excess of par value	1,932	1,912
Retained earnings	1,359	1,227
Treasury stock – at cost 13.2 shares and 12.4 shares in 2018 and 2017, respectively	(486)	(428)
Accumulated other comprehensive loss	(294)	(210)
Total stockholders’ equity	2,513	2,503
Non-controlling interest	16	16
Total equity	2,529	2,519
Total liabilities and stockholders’ equity	$7,232	$6,860

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the six months ended June 30,	2018	2017
Operating Activities
Net income	$194	$156
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	58	55
Amortization	74	61
Share-based compensation	16	11
Restructuring and asset impairment charges	15	18
Loss (gain) from sale of business	2	(5)
Other, net	(7)	4
Payments for restructuring	(12)	(17)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(68)	(70)
Changes in inventories	(87)	(13)
Changes in accounts payable	54	(19)
Other, net	(38)	(30)
Net Cash – Operating activities	201	151
Investing Activities
Capital expenditures	(111)	(77)
Acquisition of business, net of cash acquired	(430)	(6)
Proceeds from sale of assets and business	—	11
Other, net	4	3
Net Cash – Investing activities	(537)	(69)
Financing Activities
Short-term debt issued, net	437	33
Short-term debt repaid	(54)	(65)
Repurchase of common stock	(58)	(25)
Proceeds from exercise of employee stock options	4	7
Dividends paid	(76)	(65)
Other, net	(1)	—
Net Cash – Financing activities	252	(115)
Effect of exchange rate changes on cash	(9)	13
Net change in cash and cash equivalents	(93)	(20)
Cash and cash equivalents at beginning of year	414	308
Cash and cash equivalents at end of period	$321	$288
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$46	$46
Income taxes (net of refunds received)	$51	$47

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, adjusted net income and earnings per share, adjusted to exclude restructuring and realignment costs, Sensus acquisition related costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable. For Sensus historical adjustments, see Sensus Historical - Adjusted Operating Income table.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as non-cash impairment charges, acquisition and integration related costs not related to Sensus and other special non-operating items.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions/ Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Six Months Ended June 30
Xylem Inc.	2,698	2,349	349	15%	(42)	(86)	221	9%	11%
Water Infrastructure	1,134	988	146	15%	—	(42)	104	11%	11%
Applied Water	785	729	56	8%	10	(23)	43	6%	5%
Measurement & Control Solutions	779	632	147	23%	(52)	(21)	74	12%	20%

Quarter Ended June 30
Xylem Inc.	1,378	1,212	166	14%	(34)	(30)	102	8%	11%
Water Infrastructure	580	521	59	11%	—	(14)	45	9%	9%
Applied Water	401	375	26	7%	4	(9)	21	6%	5%
Measurement & Control Solutions	397	316	81	26%	(38)	(7)	36	11%	23%

Quarter Ended March 31
Xylem Inc.	1,320	1,137	183	16%	(8)	(56)	119	10%	11%
Water Infrastructure	554	467	87	19%	—	(28)	59	13%	13%
Applied Water	384	354	30	8%	6	(14)	22	6%	5%
Measurement & Control Solutions	382	316	66	21%	(14)	(14)	38	12%	16%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2018 v. 2017	% Change 2018 v. 2017	Acquisitions / Divestitures	FX Impact	Change Adj. 2018 v. 2017	% Change Adj. 2018 v. 2017
	2018	2017

Six Months Ended June 30
Xylem Inc.	2,534	2,235	299	13%	(41)	(83)	175	8%	10%
Water Infrastructure	1,026	901	125	14%	—	(38)	87	10%	10%
Applied Water	754	694	60	9%	8	(22)	46	7%	5%
Measurement & Control Solutions	754	640	114	18%	(49)	(23)	42	7%	14%

Quarter Ended June 30
Xylem Inc.	1,317	1,164	153	13%	(26)	(29)	98	8%	11%
Water Infrastructure	546	482	64	13%	—	(13)	51	11%	11%
Applied Water	388	361	27	7%	3	(8)	22	6%	5%
Measurement & Control Solutions	383	321	62	19%	(29)	(8)	25	8%	17%

Quarter Ended March 31
Xylem Inc.	1,217	1,071	146	14%	(15)	(54)	77	7%	9%
Water Infrastructure	480	419	61	15%	—	(25)	36	9%	9%
Applied Water	366	333	33	10%	5	(14)	24	7%	6%
Measurement & Control Solutions	371	319	52	16%	(20)	(15)	17	5%	12%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		YTD
	2018	2017	2018	2017	2018	2017
Total Revenue
• Total Xylem	1,217	1,071	1,317	1,164	2,534	2,235
• Water Infrastructure	480	419	546	482	1,026	901
• Applied Water	366	333	388	361	754	694
• Measurement & Control Solutions	371	319	383	321	754	640
Operating Income
• Total Xylem	113	86	171	137	284	223
• Water Infrastructure	49	41	92	74	141	115
• Applied Water	50	36	61	48	111	84
• Measurement & Control Solutions	33	25	31	29	64	54
• Total Segments	132	102	184	151	316	253
Operating Margin
• Total Xylem	9.3%	8.0%	13.0%	11.8%	11.2%	10.0%
• Water Infrastructure	10.2%	9.8%	16.8%	15.4%	13.7%	12.8%
• Applied Water	13.7%	10.8%	15.7%	13.3%	14.7%	12.1%
• Measurement & Control Solutions	8.9%	7.8%	8.1%	9.0%	8.5%	8.4%
• Total Segments	10.8%	9.5%	14.0%	13.0%	12.5%	11.3%
Sensus Acquisition Related Costs
• Total Xylem	—	10	—	4	—	14
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—
• Measurement & Control Solutions	—	6	—	3	—	9
• Total Segments	—	6	—	3	—	9
Special Charges
• Total Xylem	6	5	1	—	7	5
• Water Infrastructure	—	—	—	—	—	—
• Applied Water	—	5	—	—	—	5
• Measurement & Control Solutions	2	—	1	—	3	—
• Total Segments	2	5	1	—	3	5
Restructuring & Realignment Costs
• Total Xylem	16	11	10	12	26	23
• Water Infrastructure	5	4	5	5	10	9
• Applied Water	3	4	2	5	5	9
• Measurement & Control Solutions	8	3	3	2	11	5
• Total Segments	16	11	10	12	26	23
Adjusted Operating Income
• Total Xylem	135	112	182	153	317	265
• Water Infrastructure	54	45	97	79	151	124
• Applied Water	53	45	63	53	116	98
• Measurement & Control Solutions	43	34	35	34	78	68
• Total Segments	150	124	195	166	345	290
Adjusted Operating Margin
• Total Xylem	11.1%	10.5%	13.8%	13.1%	12.5%	11.9%
• Water Infrastructure	11.3%	10.7%	17.8%	16.4%	14.7%	13.8%
• Applied Water	14.5%	13.5%	16.2%	14.7%	15.4%	14.1%
• Measurement & Control Solutions	11.6%	10.7%	9.1%	10.6%	10.3%	10.6%
• Total Segments	12.3%	11.6%	14.8%	14.3%	13.6%	13.0%
Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q2 2018				Q2 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,317			1,317	1,164			1,164
Operating Income	171	11	a	182	137	16	a	153
Operating Margin	13.0%			13.8%	11.8%			13.1%
Interest Expense	(21)			(21)	(21)			(21)
Other Non-Operating Income (Expense)	2			2	5			5
(Loss)/Gain from sale of business	(2)	2		—	—			—
Income before Taxes	150	13		163	121	16		137
Provision for Income Taxes	(35)	3	b	(32)	(21)	(9)	b	(30)
Income attributable to minority interest				—	(1)			(1)
Net Income attributable to Xylem	115	16		131	99	7		106
Diluted Shares	181.0			181.0	180.6			180.6
Diluted EPS	$0.64	$0.09		$0.73	$0.55	$0.04		$0.59

Year-over-year currency translation impact on current year diluted EPS	$0.03	$—		$0.03
Diluted EPS at Constant Currency	$0.61	$0.09		$0.70

	Q2 YTD 2018				Q2 YTD 2017
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,534			2,534	2,235			2,235
Operating Income	284	33	a	317	223	42	a	265
Operating Margin	11.2%			12.5%	10.0%			11.9%
Interest Expense	(42)			(42)	(41)			(41)
Other Non-Operating Income (Expense)	5			5	4			4
(Loss)/Gain from sale of business	(2)	2		—	5	(5)		—
Income before Taxes	245	35		280	191	37		228
Provision for Income Taxes	(51)	(5)	b	(56)	(35)	(15)	b	(50)
Income attributable to minority interest	—			—	(1)			(1)
Net Income attributable to Xylem	194	30		224	155	22		177
Diluted Shares	181.2			181.2	180.6			180.6
Diluted EPS	$1.07	$0.17		$1.24	$0.86	$0.12		$0.98

Year-over-year currency translation impact on current year diluted EPS	$0.09	$—		$0.09
Diluted EPS at Constant Currency	$0.98	$0.17		$1.15

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.
a
Second quarter: Restructuring & realignment costs of $10 million and $12 million in 2018 and 2017, respectively; special charges of $1 million of acquisition related costs in 2018 and $4 million of Sensus acquisition related costs in 2017.

First half: Restructuring & realignment costs of $26 million and $23 million in 2018 and 2017, respectively; 2018 special charges of $7 million and 2017 Sensus acquisition related costs of $19 million.

b
Second quarter: Net tax impact on restructuring & realignment costs of $3 million and $5 million in 2018 and 2017, respectively; net tax impact on 2017 Sensus acquisition related costs of $1 million and tax-related special items of $6 million of benefit and $3 million of expense in 2018 and 2017, respectively.

First half: Net tax impact on restructuring & realignment costs of $7 million in both 2018 and 2017, respectively; net tax impact on 2018 special charges of $1 million; net tax impact on 2017 Sensus acquisition related costs of $7 million in 2017; net tax impact of $2 million on the gain from sale of business in 2017 and tax-related special items of $3 million of benefit and $3 million of expense in 2018 and 2017, respectively.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Six Months Ended
	2018	2017	2018	2017	2018	2017
Net Cash - Operating Activities	$63	$52	$138	$99	$201	$151
Capital Expenditures	(61)	(43)	(50)	(34)	(111)	(77)
Free Cash Flow	$2	$9	$88	$65	$90	$74
Cash paid for Sensus acquisition related costs	(1)	(17)	—	(5)	(1)	(22)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$3	$26	$88	$70	$91	$96
Net Income	79	56	115	100	194	156
Gain/(Loss) from sale of businesses	—	5	(2)	—	(2)	5
Special Charges - non-cash impairment and early debt extinguishment	—	(5)	—	—	—	(5)
Sensus acquisition related costs	—	(10)	—	(4)	—	(14)
Net Income, excluding gain on sale of businesses, non-cash impairment charges and Sensus Acquisition Related Costs	$79	$66	$117	$104	$196	$170
Free Cash Flow Conversion	4%	39%	75%	67%	46%	56%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Net Income	79	115			194
Income Tax Expense	16	35			51
Interest Expense (Income), net	20	20			40
Depreciation	29	29			58
Amortization	38	36			74
EBITDA	182	235			417
Share-based Compensation	9	7			16
Restructuring & Realignment	16	9			25
Loss from sale of business	—	2			2
Sensus acquisition related costs	—	—			—
Special Charges	6	1			7
Adjusted EBITDA	213	254			467
Revenue	1,217	1,317			2,534
Adjusted EBITDA Margin	17.5%	19.3%			18.4%

2017
	Q1	Q2	Q3	Q4	Total
Net Income	56	100	104	70	330
Income Tax Expense	14	21	27	74	136
Interest Expense (Income), net	20	20	20	19	79
Depreciation	28	27	28	26	109
Amortization	31	30	30	34	125
EBITDA	149	198	209	223	779
Share-based Compensation	6	5	5	5	21
Restructuring & Realignment	11	12	9	9	41
(Gain)/Loss from sale of business	(5)	—	1	14	10
Sensus acquisition related costs	7	2	3	2	14
Special Charges	5	—	3	5	13
Adjusted EBITDA	173	217	230	258	878
Revenue	1,071	1,164	1,195	1,277	4,707
Adjusted EBITDA Margin	16.2%	18.6%	19.2%	20.2%	18.7%

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Water Infrastructure
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	47	90			137
Interest Expense (Income), net	—	(1)			(1)
Depreciation	12	11			23
Amortization	5	5			10
EBITDA	64	105			169
Share-based Compensation	1	—			1
Restructuring & Realignment	5	5			10
Adjusted EBITDA	70	110			180
Revenue	480	546			1,026
Adjusted EBITDA Margin	14.6%	20.1%			17.5%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	39	73	90	105	307
Interest Expense (Income), net	—	—	(1)	(1)	(2)
Depreciation	11	11	12	11	45
Amortization	5	4	5	5	19
EBITDA	55	88	106	120	369
Share-based Compensation	1	—	—	1	2
Restructuring & Realignment	4	5	3	4	16
Adjusted EBITDA	60	93	109	125	387
Revenue	419	482	520	583	2,004
Adjusted EBITDA Margin	14.3%	19.3%	21.0%	21.4%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Applied Water
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	50	61			111
Interest, net	—	—			—
Depreciation	5	5			10
Amortization	—	1			1
EBITDA	55	67			122
Share-based Compensation	1	1			2
Restructuring & Realignment	3	2			5
Adjusted EBITDA	59	70			129
Revenue	366	388			754
Adjusted EBITDA Margin	16.1%	18.0%			17.1%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	40	49	49	62	200
Interest, net	—	—	—	—	—
Depreciation	5	5	5	5	20
Amortization	1	1	1	—	3
EBITDA	46	55	55	67	223
Share-based Compensation	—	1	1	—	2
Restructuring & Realignment	4	5	5	3	17
Gain on sale of business	(5)	—	1	(2)	(6)
Special charges	5	—	—	—	5
Adjusted EBITDA	50	61	62	68	241
Revenue	333	361	354	373	1,421
Adjusted EBITDA Margin	15.0%	16.9%	17.5%	18.2%	17.0%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
Measurement & Control Solutions
($ Millions)

2018
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	33	28			61
Interest Expense (Income), net	—	—			—
Depreciation	8	9			17
Amortization	29	27			56
EBITDA	70	64			134
Share-based Compensation	1	1			2
Restructuring & Realignment	8	3			11
Loss from sale of business	—	2			2
Special Charges	2	1			3
Adjusted EBITDA	81	71			152
Revenue	371	383			754
Adjusted EBITDA Margin	21.8%	18.5%			20.2%

2017
	Q1	Q2	Q3	Q4	Total
Pre-Tax Income	24	30	26	11	91
Interest Expense (Income), net	—	—	—	(1)	(1)
Depreciation	8	8	7	7	30
Amortization	23	22	22	25	92
EBITDA	55	60	55	42	212
Share-based Compensation	—	1	—	1	2
Restructuring & Realignment	3	2	1	2	8
Loss from sale of business	—	—	—	16	16
Sensus Acquisition Related Costs	3	1	2	1	7
Special Charges	—	—	—	2	2
Adjusted EBITDA	61	64	58	64	247
Revenue	319	321	321	321	1,282
Adjusted EBITDA Margin	19.1%	19.9%	18.1%	19.9%	19.3%

Note: 2017 amounts have been restated in accordance with the adoption of the new guidance on presentation of net periodic benefit costs.